Exhibit 3.2

Constitution of

Alta Global Group Limited

ACN 163 057 565

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	2
1.3	Replaceable rules	3
1.4	Compliance with the Corporations Act	3
1.5	Transitional	3
1.6	Listing Rules and Financial Market Rules only apply if Company is listed	4
1.7	Constitution subject to Listing Rules if the Company is listed	4
2.	Capital	4
2.1	Power of Directors to issue Shares and other securities	4
2.2	Preference Shares	5
2.3	Classes of Shares	5
2.4	Brokerage	5
2.5	Non-recognition of equitable or other interests	6
3.	Alteration of capital	6
3.1	Power to alter capital	6
3.2	Power to buy back Shares	6
4.	Certificates	6
4.1	Uncertificated holdings	6
4.2	Certificates	6
5.	Transfer of Shares	7
5.1	Transfer of Shares	7
5.2	Registration of written transfers	7
5.3	Refusing a transfer	8
5.4	Notice of non-registration	8
5.5	Suspension of transfers	8
6.	Transmission of Shares	8
6.1	Transmission of Shares on death	8
6.2	Transmission of Shares by operation of Law	9
6.3	Dividends and other rights	9
7.	Calls on Shares	9
7.1	Calls	9
7.2	Liability of joint holders for calls	10
7.3	Interest on unpaid amounts	10
7.4	Fixed sums taken to be called	10
7.5	Prepayments of calls	10
8.	Lien on Shares	11
8.1	Company has lien	11
8.2	Exercise of lien	11
8.3	Completion of sale	12
8.4	Application of proceeds of sale	12
9.	Forfeiture and surrender of Shares	12
9.1	Liability to forfeiture	12

9.2	Surrender of Shares	13
9.3	Power to forfeit	13
9.4	Notice of forfeiture	13
9.5	Powers of Directors	13
9.6	Consequences of forfeiture	13
9.7	Evidentiary matters	14
9.8	Transfers after forfeiture and sale	14
9.9	Fixed amounts taken to be calls	14
10.	Sale of small holdings of Shares	14
10.1	Definitions	14
10.2	Disposal Notice	15
10.3	Limits on Company’s power to sell	16
10.4	Sale of Shares	16
10.5	Proceeds and costs of sale	16
10.6	Effect of sale	16
10.7	Further action	17
10.8	Registration of transfer	17
10.9	Where Shares of 2 or more Members sold	17
10.10	Rights of purchaser	17
10.11	Limit on Member’s remedies	17
11.	Proportional takeover approval provisions	17
11.1	Interpretation	17
11.2	Transfers prohibited without approval	18
11.3	Meetings	18
11.4	Deemed approval	18
11.5	Proportional Bid rejected	19
11.6	Duration of clause	19
12.	General meetings	19
12.1	Power of Directors to convene	19
12.2	Holding meetings of Members	19
12.3	Notice of general meetings	20
12.4	Annual general meetings	21
12.5	Quorum	21
12.6	If a quorum not Present	21
12.7	Chairing meetings	22
12.8	Adjournments	22
12.9	Voting at general meetings	23
12.10	Procedure for polls	23
12.11	Chairperson’s casting vote	24
12.12	Representation and voting of Members	24
12.13	Joint holders	24
12.14	Members of unsound mind and minors	24
12.15	Restriction on voting rights - unpaid amounts	25
12.16	Objections to qualification to vote	25
12.17	Direct voting	25
12.18	Appointment of proxies	25
12.19	Form of proxy	26
12.20	Where proxy is incomplete	27

12.21	Lodgement of proxies	27
12.22	Validity of proxies	28
12.23	Right of officers and advisers to attend general meeting	28
12.24	Irregularities	29
13.	Minutes	29
14.	Appointment, removal and remuneration of Directors	30
14.1	Number of Directors	30
14.2	Appointment and removal	30
14.3	No Share qualification	30
14.4	Retirement at each annual general meeting	30
14.5	Remuneration	31
14.6	Vacation of office	32
14.7	Retiring allowance for Directors	32
15.	Powers and duties of Directors	33
15.1	Powers of Directors	33
15.2	Appointment of attorneys and representatives	33
15.3	Negotiable instruments and electronic payments	33
16.	Proceedings of Directors	34
16.1	Proceedings	34
16.2	Use of Meeting Technology	34
16.3	Quorum at meetings	34
16.4	Chairperson of Directors	34
16.5	Proceedings at meetings	35
16.6	Disclosure of interests	35
16.7	Alternate Directors and attendance by proxy	36
16.8	Vacancies	37
16.9	Committees	37
16.10	Written resolutions	37
16.11	Minutes	38
16.12	Defects in appointments	38
17.	Managing Director	38
17.1	Power to appoint Managing Director	38
17.2	Delegation of powers to Managing Director	38
18.	Secretaries and other officers	39
18.1	Secretaries	39
18.2	Other officers	39
19.	Execution of documents	39
20.	Inspection of records	40
20.1	Inspection of records	40
21.	Dividends, reserves and distributions	40
21.1	Power to pay Dividends	40
21.2	Crediting of Dividends	40
21.3	Reserves	41
21.4	Deduction of unpaid amounts	41
21.5	Distribution in kind	41

21.6	Payment of distributions	41
22.	Capitalisation of profits	42
22.1	Capitalisation	42
22.2	Manner in which sums applied	42
22.3	Participation by holders of partly paid Shares	42
22.4	Powers of Directors	42
23.	Dividend reinvestment and Share plans	43
23.1	Directors may establish plans for Members	43
23.2	Implementing plans	43
23.3	Where not all Members or holders participate	43
23.4	Information and advice to Members	44
23.5	Limit on Directors’ obligations	44
23.6	Equity incentive plans	44
23.7	Duties and powers of Directors	44
24.	Notices	44
24.1	Definition	44
24.2	How Notice is to be given	45
24.3	When Notice is given	45
24.4	Notice of and documents for general meeting	45
25.	Joint holders	46
25.1	Notice to be given by joint holders	46
25.2	Effect of giving notice	46
25.3	Failure to give notice	46
25.4	Receipts	46
26.	Winding up	46
26.1	Where assets insufficient to repay paid up capital	46
26.2	Where assets sufficient to repay paid up capital	46
26.3	Powers of liquidator	46
26.4	Vesting of property in trustees	47
27.	Indemnity and insurance	47
27.1	Definition	47
27.2	Company must indemnify Officers	47
27.3	Documentary indemnity and insurance policy	47
28.	Restricted Securities	47
28.1	Definitions	47
28.2	Compliance with Listing Rules	47
28.3	Holding lock	48
28.4	Disposals during escrow period	48
28.5	Return of capital	48
28.6	Breach of restriction deed or Constitution	48
Schedule 1 – Preference Share Terms of Issue		49

Alta Global Group Limited ACN 163 057 565
A Company Limited by Shares

Constitution

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply in this Constitution unless the context requires otherwise:

Board means the board of Directors of the Company from time to time;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales;

Chairperson means the Chairperson of Directors appointed under clause 16.4;

Company means Alta Global Group Limited ACN 163 057 565;

Constitution means this constitution as altered or added to from time to time;

Corporations Act means the Corporations Act 2001 (Cth) and any regulations made under that statute;

CS Facility has the meaning given to the term “prescribed CS facility” in section 761A of the Corporations Act;

Director means a person appointed or elected to the office of director of the Company and includes any alternate director duly acting as a director;

Dividend includes an interim dividend;

Financial Market means means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading;

Financial Market Rules means the operating and settlement rules of Financial Market from time to time;

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute;

Law means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth, a State, a Territory or a Government Agency;

(c)	requirements and approvals (including conditions) of the Commonwealth, a State, a Territory or a Government Agency that have the force of law; and

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(d)	the Listing Rules;

Listing Rules means the Listing Rules of the Financial Market and any other rules and procedures of Financial Market that apply to the Company while it is admitted to a Financial Market, each as amended or replaced from time to time, except to the extent of any express written waiver by the Financial Market;

Managing Director means a person who, for the time being, has been duly appointed and holds office as a managing Director;

Marketable Parcel has the meaning given in clause 10.1;

Meeting Technology means any technology approved by the Directors that is reasonable to use for the purpose of holding a meeting at more than one physical venue or virtually or by a combination of those methods and otherwise satisfies the requirements of this Constitution and the Corporations Act;

Member means a person who is entered in the Register as the holder of Shares in the equity capital of the Company;

Official List means the official list of entities that Financial Market has admitted and not removed;

Prescribed Rate means the rate that is 2% per annum above the rate specified from time to time by Rule 36.7 of the Uniform Civil Procedure Rules 2005 for the purposes of section 101 of the Civil Procedure Act 2005 (NSW);

Present means, in connection with a meeting, the Member being present in person or by proxy, by attorney or, where the Member is a body corporate, by representative, and includes being present at a different venue from the venue at which other Members are participating in the same meeting or virtually where the meeting is held using Meeting Technology, providing the pre-requisites for a valid meeting as set out in this Constitution and the Corporations Act are observed;

Register means the registers and issuer-sponsored subregisters (if any) of Members to be kept in accordance with the Corporations Act and the Listing Rules;

Registered Office means the registered office of the Company;

Restricted Securities or Escrowed Securities has the meaning given to that term in the Listing Rules;

Secretary means a person appointed to the office of secretary of the Company from time to time; and

Share means a share in the equity capital of the Company.

1.2	Interpretation

In this Constitution, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

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(c)	headings are used for convenience only and do not affect the interpretation of this Constitution;

(d)	other grammatical forms of a defined word or expressions have a corresponding meaning;

(e)	a reference to a document is to that document as amended, novated, supplemented, extended or restated from time to time;

(f)	if something is to be or may be done on a day which is not a Business Day then it must be done on the next Business Day;

(g)	“person” includes a natural person, partnership, body corporate, association, joint venture, governmental or local authority, and any other body or entity whether incorporated or not;

(h)	“month” means calendar month and “year” means 12 consecutive months;

(i)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) is to that statute as amended, consolidated, re-enacted or replaced from time to time;

(j)	“include”, “for example” and any similar expressions are not used, and must not be interpreted, as words of limitation;

(k)	a reference to any agency or body that ceases to exist, is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), is to the agency or body that performs most closely the powers or functions of the defunct body;

(l)	any expression in this Constitution that is defined in the Listing Rules has the same meaning as in the Listing Rules; and

(m)	any expression in a provision of this Constitution that relates to a particular provision of the Corporations Act has the same meaning as in that provision of the Corporations Act.

1.3	Replaceable rules

The replaceable rules contained in the Corporations Act are displaced under section 135(2) of the Corporations Act and do not apply to the Company.

1.4	Compliance with the Corporations Act

This Constitution is subject to the Corporations Act and where there is any inconsistency between a clause of this Constitution and the Corporations Act which is not permissible under the Corporations Act, the Corporations Act prevails to the extent of the inconsistency.

1.5	Transitional

Everything done under this Constitution of the Company continues to have the same operation and effect after the adoption of any successor Constitution as if properly done under that Constitution.

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1.6	Listing Rules and Financial Market Rules only apply if Company is listed

In this Constitution, a reference to the Listing Rules or Financial Market Rules:

(a)	only has effect if at the relevant time the Company is admitted to a Financial Market and is otherwise to be disregarded; and

(b)	is to be read taking into account any waivers or exemptions from those Rules applicable to the Company.

1.7	Constitution subject to Listing Rules if the Company is listed

If the Company is admitted to a Financial Market, the following clauses apply:

(a)	despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2.	Capital

2.1	Power of Directors to issue Shares and other securities

(a)	Subject to the Corporations Act and the Listing Rules:

(i)	the issue and the terms of issue of Shares, options over unissued Shares and other securities of the Company is under the control of the Directors; and

(ii)	any Share, option or other security may be issued with such preferred, deferred or other special rights or restrictions, whether with regard to Dividends, voting, return of capital, payment of calls or otherwise, as the Directors decide, subject to the Listing Rules.

(b)	Clause 2.1(a)(i) has effect without prejudice to any special rights conferred on the holders of any issued Shares, options over unissued Shares or other securities.

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2.2	Preference Shares

(a)	The Company may issue preference Shares, which may be issued:

(i)	on terms that they are, at the election of either the Company or the holder or both, liable to be redeemed or converted into ordinary Shares;

(ii)	as any combination of fully paid, partly paid or unpaid preference Shares; and

(iii)	with the rights provided for in Schedule 1 and as otherwise determined by the Directors in accordance with Schedule 1.

(b)	The Company may issue further preference Shares ranking equally in all respects with (but not in priority to) other preference Shares already issued and the rights of the issued preference Shares are not to be taken to have been varied by the further issue of preference Shares.

(c)	The issue of any class of securities ranking in priority, or any conversion of existing securities to securities ranking in priority, to an existing class of preference Shares is a variation or abrogation of the rights attaching to those preference Shares and requires approval under clause 2.3(b).

2.3	Classes of Shares

(a)	This clause applies when the share capital is divided into different classes of Shares.

(b)	Unless otherwise provided by the terms of issue of Shares in a class (in which case the procedure set out in the terms of issue applies), the rights attached to any class may, whether or not the Company is being wound up, be varied:

(i)	with the consent in writing of the holders of at least 75% of the issued Shares of that class; or

(ii)	with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class.

(c)	The provisions of this Constitution relating to general meetings apply (with any necessary changes) to meetings of every separate class, except that any holder of Shares of the class Present may demand a poll.

(d)	Unless otherwise provided by this Constitution, or by the terms of issue of any Shares, the issue of further Shares ranking equally with existing Shares is not a variation or abrogation of the rights attaching to those existing Shares.

2.4	Brokerage

(a)	Subject to the Corporations Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of the person:

(i)	subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company; or

(ii)	procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company.

(b)	Any brokerage or commission may be satisfied by:

(i)	the payment of cash;

(ii)	the issue of Shares of the Company; or

(iii)	a mixture of the above.

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2.5	Non-recognition of equitable or other interests

Except as otherwise provided in this Constitution, the Company must treat the registered holder of any Share as the absolute owner of the Share and must not, except as ordered by a court or as required by statute, recognise (even when having notice) any equitable or other claim to or interest in the Share on the part of any other person.

3.	Alteration of capital

3.1	Power to alter capital

(a)	The Company may, by resolution, make any reduction or alteration to the Company’s share capital permitted by the Corporations Act.

(b)	Subject to the Corporations Act and the Listing Rules, a reduction of share capital may be effected in any lawful manner, including by cancellation of Shares, return of funds or distribution of assets in specie, as the Directors may approve.

(c)	The Directors may do anything required to give effect to a resolution altering the Company’s share capital.

(d)	If a Member becomes entitled to a fraction of a Share, the Directors may determine how to deal with this, including, without limitation:

(i)	authorising the sale of fractions of Shares and the distribution of net proceeds as they see fit, including authorising entry into any agreement with any person on behalf of the relevant Member; or

(ii)	issuing fractional certificates for fractions of Shares.

3.2	Power to buy back Shares

The Company may, in accordance with the Corporations Act and the Listing Rules, buy back its own Shares on any terms and conditions determined by the Directors.

4.	Certificates

4.1	Uncertificated holdings

To the extent that dealings in Shares or other securities take place in any CS Facility that provides for dealing in securities in uncertificated form, the Company is not required to issue certificates for those Shares or securities.

4.2	Certificates

(a)	If the Company is required by the Corporations Act, the Listing Rules or the Financial Market Rules to issue certificates for Shares or other securities of the Company, the Directors must cause the Company to issue the certificates.

(b)	The Directors may cancel any certificates and replace lost, stolen or damaged certificates on such terms and in such a manner as they determine from time to time.

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5.	Transfer of Shares

5.1	Transfer of Shares

(a)	Shares may be transferred by:

(i)	a transfer effected in accordance with the Financial Market Rules (if applicable);

(ii)	a written instrument of transfer in any form authorised by the Corporations Act; or

(iii)	any other method of transfer permitted by the Corporations Act and the Listing Rules.

(b)	The Directors may do anything necessary or desirable to facilitate dealings in the Shares or other Company securities to be effected through any CS Facility. The Company must comply with the Financial Market Rules or the operating rules of any other CS Facility, as applicable.

(c)	No fee may be charged by the Company on the transfer of any Shares, except to the extent that the fee is permitted by the Listing Rules.

(d)	A transferor of Shares remains the holder of the Shares until:

(i)	the transfer has been effected in accordance with the Financial Market Rules; or

(ii)	the transferee’s name is entered in the Register as the holder of the Shares.

5.2	Registration of written transfers

(a)	A written transfer referred to in clause 5.1(a)(ii) must be:

(i)	duly executed and stamped (if required by Law); and

(ii)	lodged for registration at the Registered Office or any other location approved by the Directors, together with:

(A)	the certificate (if any) for the relevant Shares; and

(B)	any other information that the Directors may require to establish the transferor’s right to transfer the Shares.

(b)	Subject to any powers of the Company or the Directors to refuse registration (under clause 5.3 or otherwise), on compliance with clause 5.2(a), the Company must register the transferee as a Member.

(c)	The Directors may waive compliance with clause 5.2(a)(ii) on receipt of satisfactory evidence of loss or destruction of the certificate.

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5.3	Refusing a transfer

Subject to the Corporations Act, the Listing Rules and the Financial Market Rules, the Directors may in their absolute discretion ask Financial Market Rules to apply a holding lock to prevent a transfer under the Financial Market Rules, or refuse to register a paper- based transfer, of a Share where:

(a)	the Company has a lien on the Shares the subject of the transfer;

(b)	the Company is served with a court order that restricts the relevant Member’s capacity to transfer the Shares;

(c)	registration of the transfer may breach a Law and Financial Market has agreed in writing to the application of a holding lock (which must not breach an Financial Market Rules Operating Rule) or that the Company may refuse to register a transfer;

(d)	this Constitution or the Listing Rules permits them to do so;

(e)	if the transfer is paper-based, a Law related to stamp duty prohibits the Company from registering it;

(f)	the transfer does not comply with the terms of any employee incentive scheme of the Company;

(g)	if the transfer is paper-based, registration of the transfer will create a new holding which at the time the transfer is lodged is less than a Marketable Parcel; or

(h)	the Member has agreed in writing to the application of a holding lock (which must not breach an Financial Market Rules Operating Rule) or that the Company may refuse to register a paper-based transfer.

5.4	Notice of non-registration

If the Directors decline to register any transfer of Shares, the Company must, within 5 Business Days after the transfer is lodged with the Company, give to the person who lodged the transfer written notice of the Company’s decision to decline registration and the reason for that decision.

5.5	Suspension of transfers

Subject to the Financial Market Rules, the Directors may suspend registration of transfers of Shares at any times and for any periods as they decide from time to time.

6.	Transmission of Shares

6.1	Transmission of Shares on death

(a)	Where a Member dies:

(i)	the surviving Member, where the deceased Member was a joint holder; and

(ii)	the legal personal representatives of the deceased Member, where the Member was a sole holder, are the only persons recognised by the Company as having any title to the Member’s interest in the Shares.

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(b)	The Directors may require evidence of a Member’s death as they think fit.

(c)	This clause does not release the estate of a deceased joint holder from any liability in respect of a Share that had been jointly held by the holder with another person or persons.

6.2	Transmission of Shares by operation of Law

(a)	Subject to any applicable Law, if a person:

(i)	becomes entitled to a Share in consequence of the death, incapacity or bankruptcy of a Member; and

(ii)	provides the Directors with any information they reasonably require to establish their entitlement,

the person may, by written notice, elect to:

(iii)	be registered personally as holder of the Share; or

(iv)	have another person registered as the transferee of the Share.

(b)	All the clauses of this Constitution relating to transfers and registrations are applicable to any transfer as if the death, incapacity or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

6.3	Dividends and other rights

Where a Member dies, becomes incapacitated or bankrupt, the Member’s legal personal representative or the trustee of the Member’s estate (as the case may be) is, on the production of all information as is properly required by the Directors, entitled to the same:

(a)	Dividends, entitlements and other advantages; and

(b)	rights (whether in relation to meetings of the Company or to voting or otherwise),

as the Member would have been entitled to if the Member had not died, become incapacitated or bankrupt.

7.	Calls on Shares

7.1	Calls

(a)	Subject to the terms of issue of any Shares, the Directors may make calls on a Member in respect of money unpaid on the Member’s Shares.

(b)	If the terms of issue of any Shares include a call program for the payment of money unpaid on the Shares, the relevant Members must pay all money payable in accordance with that call program.

(c)	The Directors may postpone the time for payment on a call or may revoke a call.

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(d)	A call may be payable by instalments.

(e)	The Directors may differentiate between Members as to the amount of calls to be paid and the times of payment.

(f)	A call is made when the resolution of the Directors authorising the call is passed or otherwise as specified in the resolution.

(g)	The Company must send notices of a call to the relevant Members at least 30 Business Days before the due date for payment.

(h)	Members who receive a call must pay the called amount at the time or times and in the manner set out in the notice.

(i)	The non-receipt of a notice of a call, or the accidental omission to give notice of a call, does not invalidate the call.

7.2	Liability of joint holders for calls

The joint holders of a Share are jointly and severally liable to pay all calls in respect of the Share.

7.3	Interest on unpaid amounts

(a)	If an amount called or otherwise payable to the Company in respect of a Share is not paid before or on the day nominated for payment of the amount, the person from whom the amount is due must pay:

(i)	interest on the amount from the day nominated for payment of the amount to the time of actual payment at a rate determined by the Directors but not exceeding the Prescribed Rate; and

(ii)	any costs and expenses incurred by the Company by reason of the non- payment or late payment.

(b)	The Directors may waive payment of that interest wholly or in part.

7.4	Fixed sums taken to be called

(a)	Any sum that, under the terms of issue of a Share, becomes payable on issue or at or after a fixed or defined date is, for the purposes of this Constitution, taken to have been duly called and is payable on the date payable under the terms of issue.

(b)	If any other sum is not paid when due, all the provisions of this Constitution relating to payment of interest and expenses, forfeiture or otherwise apply as if that sum had become payable by virtue of a call duly made and notified.

7.5	Prepayments of calls

(a)	The Directors may accept from a Member the whole or a part of the amount unpaid on a Share even if that amount has not been called.

(b)	The Directors may authorise payment of interest on the whole or any part of an amount accepted under clause 7.5(a) until the amount becomes payable at a rate, not exceeding the Prescribed Rate, that is agreed between the Directors and the Member paying the sum.

(c)	The Directors may at any time repay the whole or any part of any amount paid in advance and any interest agreed abates from the time of payment.

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8.	Lien on Shares

8.1	Company has lien

(a)	The Company has an exclusive first lien on every Share (and the proceeds of sale of every Share) for:

(i)	any amount due and unpaid in respect of the Share that has been called or is payable at a fixed time;

(ii)	any amounts which remain outstanding on loans made by the Company to acquire Shares under an employee incentive scheme;

(iii)	all amounts that the Company has paid as required by Law in respect of the Share; and

(iv)	reasonable expenses incurred because the amount has not been paid and reasonable interest on the amount from the date it was due for payment until the date of payment.

(b)	The Directors may at any time exempt a Share wholly or in part from this clause 8.1.

(c)	The Company’s lien (if any) on a Share extends to all Dividends payable and entitlements in respect of the Share. The Company may retain those Dividends or entitlements and may apply them in or towards satisfaction of all amounts due to the Company in respect of that Share.

(d)	No person is entitled to exercise any rights or privileges as a Member until the Member has paid all amounts (including reasonable expenses and interest) for the time being payable in respect of every Share held by the Member.

8.2	Exercise of lien

(a)	Subject to the Listing Rules and to clause 8.2(b), the Company may sell any Shares on which the Company has a lien, in the manner that the Directors think fit.

(b)	A Share on which the Company has a lien may not be sold unless:

(i)	an amount in respect of which the lien exists is payable; and

(ii)	at least 10 Business Days before the date of the sale, the Company has given to the Member or the person entitled to the Share by reason of the death, mental incapacity or bankruptcy of the Member, a notice in writing demanding payment of the amount.

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8.3	Completion of sale

(a)	For the purpose of giving effect to a sale of Shares to enforce a lien, the Directors may authorise a person to do everything necessary to effect a transfer of the Shares in favour of the purchaser.

(b)	The Company must register the purchaser as the holder of the Shares comprised in any transfer, after which the validity of the sale may not be disputed by any person and the purchaser is not concerned with the application of the purchase money.

(c)	The title of the purchaser to the Shares is not affected by any irregularity or invalidity in connection with the sale.

(d)	The purchaser is discharged from liability for any calls which were in default before the purchase of those Shares, unless otherwise expressly agreed.

(e)	The only remedy of any person aggrieved by any sale of a Share under this clause 8 is in damages and against the Company exclusively.

8.4	Application of proceeds of sale

The proceeds of a sale made to enforce a lien must be applied by the Company in the following order:

(a)	firstly, in payment of the costs of enforcement of the lien and of the sale;

(b)	secondly, in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including expenses and interest); and

(c)	thirdly, the residue (if any) to or at the direction of the person registered as the holder of the Shares immediately prior to the sale, on production of any evidence as to title required by the Directors.

9.	Forfeiture and surrender of Shares

9.1	Liability to forfeiture

(a)	If a Member fails to pay a call or instalment of a call when due, the Directors may, at any time afterwards while any part of the call or instalment remains unpaid, serve a notice on the Member requiring payment of so much of the unpaid call or instalment, together with any accrued interest and all expenses incurred as a result of the non-payment.

(b)	The notice must:

(i)	specify a day at least 10 Business Days after the date of the notice by which the payment is to be made and a place where the payment is to be made; and

(ii)	state that the Shares in respect of which the call was made are liable to be forfeited if payment is not made by the time specified.

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9.2	Surrender of Shares

Subject to the Corporations Act and the Listing Rules, the Directors may accept the:

(a)	surrender of any fully paid Share by way of compromise of any question as to the proper registration of the holder or in satisfaction of any payment due to the Company; and

(b)	gratuitous surrender of any fully paid Share.

Any Share so surrendered may be disposed of in the same manner as a forfeited Share.

9.3	Power to forfeit

(a)	Subject to the Corporations Act and the Listing Rules, if the requirements of a notice under clause 9.1 are not complied with, any Share in respect of which the notice has been given may, at any time afterwards but before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

(b)	Such a forfeiture includes all Dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

9.4	Notice of forfeiture

(a)	Notice of the resolution approving the forfeiture must be given to the Member in whose name the Share was registered immediately before the forfeiture and an entry of the forfeiture and its date must be made promptly in the Register.

(b)	The validity of any forfeiture is not affected in any way by any omission to give the notice or to make the entry in the Register in accordance with clause 9.4(a).

9.5	Powers of Directors

(a)	A forfeited Share may be sold or otherwise disposed of as the Directors think fit.

(b)	A forfeiture of a Share may be cancelled on the terms that the Directors think fit at any time before a sale or disposition of the Share.

(c)	The proceeds of sale of a forfeited Share must be applied in the following order:

(i)	firstly, in payment of all costs of or in relation to the sale;

(ii)	secondly, in satisfaction of the amount in respect of the Shares as is then payable to the Company (including interest); and

(iii)	thirdly, the residue (if any) to or at the direction of the person registered as the holder of the Shares immediately prior to the sale or to the person’s estate, on production of any evidence as to title required by the Directors.

9.6	Consequences of forfeiture

A person whose Shares have been forfeited:

(a)	ceases to be a Member in respect of the forfeited Shares at the time of the Directors’ resolution approving the forfeiture;

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(b)	has no claims or demands against the Company in respect of those forfeited Shares;

(c)	has no other rights to the forfeited Shares except any rights expressly provided by the Corporations Act or this Constitution; and

(d)	remains liable to pay to the Company all amounts that, at the date of forfeiture, were payable by the person to the Company in respect of the Shares including, if the Directors think fit, reasonable expenses of the sale or disposal of the Shares and interest at the Prescribed Rate on the unpaid amounts from the date of forfeiture until the date of payment.

9.7	Evidentiary matters

Without prejudice to clause 9.4, a statement in writing by a Director or a Secretary of the Company to the effect that:

(a)	a Share in the Company has been duly forfeited on a date specified in the statement; or

(b)	a particular amount is payable by a Member or former Member to the Company at a particular date in respect of a call or instalment of a call (including interest),

is, in the absence of manifest error, conclusive evidence of the facts set out in the statement as against all persons claiming to be entitled to the Share and against the Member or former Member who remains liable to the Company under clause 9.6(d).

9.8	Transfers after forfeiture and sale

(a)	The Company may:

(i)	receive the proceeds of sale or of disposition of a forfeited Share; and

(ii)	transfer the Share to the transferee.

(b)	On registration of the transfer, the transferee is not bound to see to the application of any money paid as consideration.

(c)	The title of the transferee to the Share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

9.9	Fixed amounts taken to be calls

The provisions of this Constitution relating to forfeiture apply to non-payment of any sum that becomes payable for a Share at a defined time, as if that sum was payable as a call duly made.

10.	Sale of small holdings of Shares

10.1	Definitions

In this clause:

Disposal Notice means a written notice given to the holder of a Small Holding under clause 10.2(b);

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Issuer Sponsored Holding has the meaning given in the Financial Market Rules;

Marketable Parcel has the meaning given in the Listing Rules; and

Small Holding means a parcel of Shares that is less than a Marketable Parcel.

10.2	Disposal Notice

(a)	This clause 10 sets out the procedures by which the Company may sell Shares which are a Small Holding.

(b)	If the Directors determine that a Member’s holding of Shares is a Small Holding, they may send a Disposal Notice to that Member stating that the Company intends to sell the relevant Shares, unless within 6 weeks from the date the Disposal Notice is sent:

(i)	the Member’s holding of Shares increases to at least a Marketable Parcel;

(ii)	the Member no longer holds the Shares; or

(iii)	the Member gives written notice to the Company stating that it wishes to retain its holding.

(c)	If at 5.00 pm Sydney, New South Wales time on the last day of the 6 week period referred to in clause 10.2(b) the Member stills holds the Shares the subject of the Disposal Notice and:

(i)	the Member’s holding of Shares has not increased to at least a Marketable Parcel; and

(ii)	the Member has not given a written notice to the Company under clause 10.2(b)(iii),

the Member is deemed to have irrevocably appointed the Company as its agent to sell the Shares as contemplated by clause 10.4 and to deal with the proceeds of sale in accordance with clause 10.5.

(d)	In addition to the powers of the Company and the Directors set out above, the Company may sell a Member’s Shares that constitute a Small Holding if, any time after the adoption of this clause, the Shares are in a new holding created by the transfer of a parcel of Shares that was less than a Marketable Parcel:

(i)	at the time a transfer under the Financial Market Rules was initiated; or

(ii)	in the case of a paper-based transfer document, at the time it was lodged with the Company.

(e)	Where clause 10.2(d) applies:

(i)	the Company may give the Member notice in writing stating that the Company intends to sell or dispose of the Shares, and that the proceeds of the sale will be sent to the Member after the sale has been effected;

(ii)	the Member is deemed to have irrevocably appointed the Company as its agent to sell the Shares as contemplated by clause 10.4 and to deal with the proceeds of sale in accordance with clause 10.5; and

(iii)	the Directors may remove or change the Member’s right to vote and to receive Dividends. Any Dividends that have been withheld must be sent to the Member after the sale of the Member’s Shares.

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10.3	Limits on Company’s power to sell

(a)	The Company may only exercise its powers under clause 10.2 once in any 12 month period.

(b)	The Company will not exercise its powers under clause 10.2 if a Member gives written notice to the Company stating that it wishes to retain its Small Holding.

(c)	The Company’s power to sell under clause 10.2 lapses following the announcement of a takeover bid for the Company. The procedure may be started again after the close of the offers made under the takeover.

10.4	Sale of Shares

(a)	The Company may sell the Shares which make up less than a Marketable Parcel as soon as practicable at a price which the Directors consider to be the best price reasonably obtainable for the Shares at the time they are sold.

10.5	Proceeds and costs of sale

(a)	For a sale arising from clause 10.2(c):

(i)	the Company bears the costs of sale of the Shares (but is not liable for tax on income or capital gains of the former Member); and

(ii)	the proceeds of the sale will not be provided to the former Member until the Company has received any certificate relating to the Shares (or is satisfied that the certificate has been lost or destroyed).

(b)	For a sale arising from clause 10.2(d), the proceeds of sale (less the costs of the sale) must be provided to the former Member after the sale.

(c)	All money payable under this clause 10 may be paid by any of the methods contemplated in clause 21.6.

(d)	All money payable to a former Member under this clause which is unclaimed for 1 year after payment may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or otherwise disposed of according to Law. No money payable under this clause by the Company to a former Member bears interest as against the Company.

10.6	Effect of sale

The exercise by the Company of its powers under this clause 10 extinguishes all interests in the Shares of the former Member, and all claims against the Company in respect of those Shares by that Member including all Dividends (whether final or interim) determined to be paid in respect of those Shares and not actually paid or accrued.

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10.7	Further action

The Secretary may take any action on behalf of a Member to give effect to this clause as the Secretary considers necessary.

10.8	Registration of transfer

The Company may register a transfer of Shares whether or not any certificate for the Shares has been delivered to the Company.

10.9	Where Shares of 2 or more Members sold

If the Shares of 2 or more Members to whom this clause applies are sold to 1 purchaser, the transfer may be effected by 1 transfer.

10.10	Rights of purchaser

(a)	A certificate signed by the Secretary stating that Shares sold under this clause have been properly sold discharges the purchaser of those Shares from all liability in respect of the purchase of those Shares.

(b)	When a purchaser of Shares is registered as the holder of the Shares, the purchaser:

(i)	is not bound to see to the regularity of the actions and proceedings of the Company under this clause or to the application of the proceeds of sale; and

(ii)	has title to the Shares which is not affected by any irregularity or invalidity in the actions and proceedings of the Company.

10.11	Limit on Member’s remedies

Any remedy of any Member to whom this clause applies in respect of the sale of the Member’s Shares is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

11.	Proportional takeover approval provisions

11.1	Interpretation

In this clause 11:

(a)	Associate in relation to another person has the meaning given to that term in the Corporations Act for the purposes of Subdivision C of Chapter 6.5 of the Corporations Act;

(b)	Bidder means a person making an offer for Shares under a Proportional Bid;

(c)	Proportional Bid means a proportional takeover bid as defined in section 9 of the Corporations Act; and

(d)	Relevant Day, in relation to a Proportional Bid, means the day that is 14 days before the last day of the bid period.

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11.2	Transfers prohibited without approval

Where a Proportional Bid in respect of Shares included in a class of Shares in the Company has been made:

(a)	the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the Proportional Bid is prohibited unless and until a resolution (Approving Resolution) to approve the Proportional Bid is passed, or is deemed to have been passed, in accordance with Subdivision C of Chapter 6.5 of the Corporations Act;

(b)	a Member (other than the Bidder or an Associate of the Bidder) who, as at the end of the day on which the first offer under the Proportional Bid was made, held Shares included in the bid class is entitled to vote on an Approving Resolution and, for the purposes of so voting, is entitled to 1 vote for each such Share;

(c)	neither the Bidder nor an Associate of the Bidder may vote on an Approving Resolution;

(d)	an Approving Resolution must be voted on at a meeting of the Members entitled to vote on the resolution which has been convened and conducted by the Company; and

(e)	an Approving Resolution is passed if more than 50% of the votes cast on the resolution by Members Present and entitled to vote on the resolution are in favour of the resolution.

11.3	Meetings

(a)	The provisions of this Constitution relating to a general meeting of the Company apply, with such modifications as the circumstances require, in relation to a meeting that is convened for the purposes of this clause 11.

(b)	The Directors of the Company must ensure that the Approving Resolution is voted on in accordance with this clause before the Relevant Day.

(c)	Where an Approving Resolution is voted on in accordance with this clause, then before the Relevant Day, the Company must:

(i)	give to the Bidder; and

(ii)	serve on Financial Market,

a written notice stating that a resolution to approve the Proportional Bid has been voted on and that the resolution has been passed or has been rejected, as the case requires.

11.4	Deemed approval

Where, as at the end of the day before the Relevant Day in relation to a Proportional Bid, no Approving Resolution to approve the Proportional Bid has been voted on in accordance with this clause, an Approving Resolution to approve the Proportional Bid is, for the purposes of this clause, deemed to have been passed under this clause 11.

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11.5	Proportional Bid rejected

Where an Approving Resolution is voted on and is rejected then:

(a)	despite section 652A of the Corporations Act, all offers under the Proportional Bid that have not, as at the end of the Relevant Day, resulted in binding contracts are deemed to be withdrawn at the end of the Relevant Day;

(b)	the Bidder must immediately, after the end of the Relevant Day, return to each Member any documents that were sent by the Member to the Bidder with the acceptance of the offer;

(c)	the Bidder may rescind and must, as soon as practicable after the end of the Relevant Day, rescind each contract resulting from the acceptance of an offer made under the Proportional Bid; and

(d)	a Member who has accepted an offer made under the Proportional Bid is entitled to rescind the contract (if any) resulting from that acceptance.

11.6	Duration of clause

This clause 11 ceases to have effect on the later to occur of:

(a)	the third anniversary of its adoption; or

(b)	the third anniversary of its most recent renewal effected under the Corporations Act.

12.	General meetings

12.1	Power of Directors to convene

(a)	The Directors may convene a general meeting of Members whenever they think fit.

(b)	The Members may require the Directors to convene a general meeting as permitted by the Corporations Act.

(c)	Subject to the Corporations Act, the Directors may cancel or postpone any general meeting or change its venue or the manner in which it is to be held by giving appropriate notice to all persons to whom the notice of the original meeting was given, but may not cancel a general meeting which was called or requisitioned by persons other than the Directors without their prior written consent.

(d)	In relation to general meetings of Members, a meeting includes all adjournments and postponements of a meeting.

12.2	Holding meetings of Members

(a)	Subject to any applicable Law, the Company may hold a meeting of Members:

(i)	at a physical venue;

(ii)	at one or more physical venues and virtually using Meeting Technology;

(iii)	virtually, using Meeting Technology only; or

(iv)	in any other way permitted by the Corporations Act.

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(b)	The Company must give the Members entitled to attend the meeting, as a whole, a reasonable opportunity to participate in the meeting, however it is held.

(c)	A Member, or a proxy, attorney or representative of a Member, who attends the meeting (whether at a physical venue or virtually by using Meeting Technology) is taken for all purposes to be Present at the meeting while so attending.

(d)	If, before or during a meeting of Members, any technical difficulty occurs, such that the Members as a whole do not have a reasonable opportunity to participate, the Chairperson of the meeting may:

(i)	adjourn the meeting until the technical difficulty is remedied; or

(ii)	subject to the Corporations Act, where a quorum remains Present and able to participate, continue the meeting.

12.3	Notice of general meetings

(a)	The Company must give notice of every general meeting in the manner authorised by clause 24 to every person entitled by Law to receive that notice.

(b)	Each notice convening a general meeting must specify:

(i)	if there is only 1 venue at which Members who are entitled to physically attend the meeting may do so, the date, time and place for the meeting;

(ii)	if there are 2 or more venues at which Members who are entitled to physically attend the meeting may do so, the date and time for the meeting at each venue, and the main venue for the meeting as specified in the notice;

(iii)	if Meeting Technology is to be used in holding the meeting, sufficient information to allow Members to participate in the meeting by means of the technology;

(iv)	at least 1 of the following:

(A)	a place for the purposes of lodging proxy appointments and proxy appointment authorities, as referred to in clause 12.21; and

(B)	sufficient information to allow Members to comply with clause 12.21 by electronic means;

(v)	the general nature of the business to be transacted at the meeting; and

(vi)	any other information required by Law or the Listing Rules.

(c)	Notice of a general meeting must be provided to Members at least 28 clear days before the meeting is to be held.

(d)	A notice convening an annual general meeting need not state the general nature of business of the kind referred to in clause 12.3(b) but, if the business includes the election of Directors, the names of the candidates for election must be stated.

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(e)	Where a general meeting is held only virtually using Meeting Technology:

(i)	the place for the meeting is taken to be the address of the registered office of the Company; and

(ii)	the time for the meeting is taken to be the time at that place.

12.4	Annual general meetings

Annual general meetings of the Company must be held in accordance with the Corporations Act and the Listing Rules. The business of an annual general meeting may include:

(a)	considering the annual report, Directors’ report and the auditor’s report;

(b)	electing Directors;

(c)	(where relevant) appointing the auditor;

(d)	fixing the remuneration of the auditors; and

(e)	transacting any other business that may be properly brought before the meeting.

12.5	Quorum

(a)	No business may be transacted at any general meeting unless a quorum of Members is Present at the time when the meeting proceeds to business.

(b)	Except as otherwise provided in this Constitution, a quorum constitutes 2 Members Present. For the purposes of this clause 12.5(b), where a Member is attending a general meeting both as Member and as proxy, attorney or representative for another Member, that Member is only counted once.

12.6	If a quorum not Present

(a)	If a quorum is not Present within 15 minutes after the time appointed for the general meeting:

(i)	where the meeting is convened on the requisition of Members, the meeting must be dissolved (subject to clause 12.8(a)); and

(ii)	in any other case, the meeting stands adjourned to a day and at a time and place as the Directors decide or, if no decision is made by the Directors:

(A)	the meeting is adjourned to the same day in the next week at the same time;

(B)	if any of the Members was entitled to physically attend the meeting and the location is not specified, the meeting is adjourned to the same location or locations as were specified for the original meeting; and

(C)	if Meeting Technology was used in holding the original meeting and sufficient information to allow members to participate in the resumed meeting by means of the technology is not specified, participation in the adjourned meeting by means of the Meeting Technology must be provided in the same manner as set out in the notice for the original meeting.

(b)	If at the adjourned meeting a quorum is not Present within 15 minutes after the time appointed for the meeting, the meeting must be dissolved.

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12.7	Chairing meetings

(a)	Subject to clause 12.7(b), the Chairperson must chair every general meeting.

(b)	Where a general meeting is held and:

(i)	there is no Chairperson; or

(ii)	the Chairperson is not present (in person or, where applicable, virtually) within 15 minutes after the time appointed for the meeting or is unwilling to act as chair,

the Directors present must by a majority vote choose 1 of their number or, in the absence of all Directors or if none of the Directors present wish to act, the Members Present must by a majority vote elect 1 of their number to chair the meeting.

(c)	The Chairperson of a general meeting may, for any of item of business or discrete part of the meeting, vacate the chair in favour of another person nominated by the Chairperson (Acting Chairperson). Where an instrument of proxy appoints the Chairperson as proxy for the part of the meeting for which an Acting Chairperson has been nominated, the instrument of proxy is taken to be in favour of the Acting Chairperson for the relevant part of the meeting.

(d)	Where a person is appointed to chair a meeting under clause 12.7(b) or part of a meeting under clause 12.7(c), in relation to that meeting or part of that meeting, references to the Chairperson in this Constitution include a reference to that person.

(e)	The Chairperson of a general meeting:

(i)	has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(ii)	may take any action or require the adoption of any procedure which in the Chairperson’s opinion is necessary or desirable for proper and orderly debate or discussion (including limiting the time that a person may speak, or terminating debate or discussion, on a motion or other item of business before the meeting), the proper and orderly casting or recording of votes at the general meeting, and the safety of persons attending the meeting (including refusing admission to any person, or requiring any person to leave and remain out of, the meeting); and

(iii)	subject to clause 12.8(a), may at the Chairperson’s sole discretion at any time during the course of the meeting adjourn the meeting or may adjourn any business, motion, question or resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting.

(f)	A decision by the Chairperson under clause 12.7(e) is final.

12.8	Adjournments

(a)	The Chairperson of the general meeting may, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place.

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(b)	No business may be transacted at any continuation of an adjourned meeting other than the business left unfinished at the meeting which has been adjourned.

(c)	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

(d)	Except as provided by clause 12.8(c), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

12.9	Voting at general meetings

(a)	Subject to clause 12.9(g) and the requirements of any Law and the Listing Rules, any resolution to be considered at a general meeting will be decided:

(i)	on a poll, if:

(A)	Meeting Technology is used in holding the meeting; or

(B)	a poll is demanded at or before the declaration of the result of the show of hands; or

(ii)	otherwise, on a show of hands.

(b)	Before a vote is taken, the Chairperson of the meeting must inform the meeting of how many proxy votes have been received and how the proxy votes are to be cast on that resolution.

(c)	Subject to clause 12.9(g), a declaration by the Chairperson of the general meeting that a resolution has on a show of hands been carried or lost and an entry to that effect in the minutes of the meeting is conclusive evidence of the fact without the need to show the number or proportion of the votes recorded in favour of or against the resolution.

(d)	A poll may be demanded on any resolution:

(i)	by the Chairperson of the general meeting;

(ii)	by at least 5 Members Present and having the right to vote at the meeting; or

(iii)	by a Member or Members Present with at least 5% of the votes that may be cast on the resolution on a poll.

(e)	The demand for a poll may be withdrawn.

(f)	A poll may not be demanded on the election of a person to chair a meeting or on a resolution for adjournment.

(g)	Any resolution to be considered at a general meeting and which seeks an approval under (or in connection with) the Listing Rules must be decided by way of a poll.

12.10	Procedure for polls

(a)	A poll, when demanded, is to be taken in the manner and at the time the Chairperson of the general meeting directs.

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(b)	The result of the poll is a resolution of the general meeting at which the poll was demanded.

(c)	The demand for a poll does not prevent a general meeting from proceeding with any other business.

12.11	Chairperson’s casting vote

Subject to the Corporations Act and the Listing Rules, in the case of an equality of votes on a show of hands or on a poll the Chairperson of the general meeting has a casting vote in addition to any vote to which that Chairperson may otherwise be entitled.

12.12	Representation and voting of Members

Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of Shares:

(a)	at general meetings of Members or classes of Members each Member entitled to attend and vote may attend and vote in person or by proxy, or attorney and (where the Member is a body corporate) by representative;

(b)	on a show of hands:

(i)	every Member Present having the right to vote at the meeting has 1 vote;

(ii)	every person present (in person or virtually, as applicable) who represents more than 1 Member, either personally, by proxy, attorney or as representative, has 1 vote; and

(c)	on a poll, every Member Present has:

(i)	1 vote for each fully paid Share; and

(ii)	in the case of partly paid Shares, that proportion of a vote as is equal to the proportion which the amount paid up on that Member’s Share bears to the total issue price for the Share, excluding calls paid in advance of the due date for payment.

12.13	Joint holders

Where more than 1 joint holder votes, the vote of the holder whose name appears first in the Register must be accepted to the exclusion of the others whether the vote is given personally, by attorney or proxy.

12.14	Members of unsound mind and minors

(a)	If a Member is:

(i)	of unsound mind;

(ii)	a person whose person or estate is liable to be dealt with in any way under the Law relating to mental health; or

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(iii)	a minor, the Member’s committee or trustee or any other person who has proper management or guardianship of the Member’s estate or affairs may, subject to clause 12.14(b), exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

(b)	Any person with powers of management or guardianship cannot exercise any rights under clause 12.14(a) unless the person has provided the Directors with satisfactory evidence of the person’s appointment and status.

12.15	Restriction on voting rights - unpaid amounts

A Member is not entitled to vote in respect of a security giving the holder the right to vote unless all calls and other sums presently payable by the Member in respect of that security have been paid.

12.16	Objections to qualification to vote

(a)	An objection to the qualification of a person to vote may be raised only at the meeting or adjourned meeting at which the vote objected to is tendered.

(b)	Any objection must be referred to the Chairperson of the meeting, whose decision is final.

(c)	A vote allowed after an objection is valid for all purposes.

12.17	Direct voting

(a)	The Directors may determine that, at any general meeting or class meeting, a Member who is entitled to attend and vote on a resolution at that meeting is entitled to vote by direct vote in respect of that resolution. A direct vote includes a vote delivered to the Company by post or any electronic means approved by the Directors.

(b)	Where clause 12.17(a) applies, the notice of meeting must indicate that direct voting is available at the relevant meeting or on particular resolutions.

(c)	The Directors may prescribe regulations, rules and procedures in relation to direct voting, including (without limitation):

(i)	specifying the form, method and timing of casting a direct vote at a meeting for the vote to be valid; and

(ii)	the circumstances in which a direct vote may be withdrawn by the Member or deemed withdrawn.

12.18	Appointment of proxies

(a)	A Member who is entitled to attend and cast a vote at a general meeting of the Members may appoint a person as the Member’s proxy to attend and vote for the Member at the meeting, as permitted by the Corporations Act.

(b)	The person appointed as the Member’s proxy may be an individual or a body corporate.

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(c)	An appointment of a proxy may specify the proportion or number of votes that the proxy may exercise.

(d)	If a Member is entitled to cast 2 or more votes at a meeting, the Member may appoint 2 proxies. If the Member appoints 2 proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise, each proxy may exercise half of the Member’s votes.

(e)	Any fractions of votes resulting from the application of clauses 12.18(c) and 12.18(d) are to be disregarded.

12.19	Form of proxy

(a)	An instrument appointing a proxy is valid if it is in the form specified by the Directors from time to time and is:

(i)	signed by or on behalf of the Member making the appointment; and

(ii)	contains the following information:

(A)	the Member’s name and address;

(B)	the Company’s name;

(C)	the proxy’s name or the name of the office held by the proxy; and

(D)	the meetings at which the appointment may be used.

(b)	The proxy form must:

(i)	for each resolution, provide for the Member to direct the proxy to vote for or against the resolution or to abstain from voting on the resolution; and

(ii)	include any other information required by the Corporations Act or the Listing Rules.

(c)	An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution. If it does:

(i)	the proxy need not vote on a show of hands but if the proxy does so, the poxy must vote in the manner specified;

(ii)	if the proxy has 2 or more appointments that specify different ways to vote on the resolution, the proxy must not vote on a show of hands;

(iii)	if the proxy is the Chairperson of the meeting at which the resolution is voted on, the proxy must vote on a poll and in the manner specified; and

(iv)	if the proxy is not the Chairperson, the proxy need not vote on a poll but if the proxy does so, the proxy must vote in the manner specified.

(d)	A proxy may vote as the proxy thinks fit on any motion or resolution in respect of which no manner of voting is indicated.

(e)	An instrument appointing a proxy confers authority to demand or join in demanding a poll.

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(f)	Despite clause 12.13, where an instrument of proxy is signed by all of the joint holders of any Shares, the votes of the proxy so appointed must be accepted in respect of those Shares to the exclusion of any votes tendered by a proxy for any one of those joint holders.

12.20	Where proxy is incomplete

(a)	No instrument appointing a proxy is treated as invalid merely because:

(i)	it does not contain the address of the appointor or proxy;

(ii)	it is not dated; or

(iii)	in relation to any or all resolutions, it does not contain an indication of the manner in which the proxy is to vote.

(b)	Where the instrument does not specify the name of a proxy, the instrument is treated as given in favour of the Chairperson of the meeting.

12.21	Lodgement of proxies

(a)	An instrument appointing a proxy is not treated as valid unless:

(i)	the instrument; and

(ii)	either:

(A)	the power of attorney or other authority (if any) under which the instrument is signed; or

(B)	a copy of that power or authority certified in a manner acceptable to the Directors,

are lodged not less than 48 hours (or any shorter period as the Directors may permit, subject to the Corporations Act) before the time for holding the meeting:

(iii)	at the place specified for that purpose in the notice of the meeting or, if none, at the Registered Office; or

(iv)	by the electronic means specified for that purpose in the notice of the meeting, as permitted by the Corporations Act.

(b)	An instrument appointing a representative to act for a Member at all meetings of the Company or at all meetings for a specified period is not treated as valid unless:

(i)	the instrument of appointment or a certified copy of it, duly signed by hand or electronically authenticated in accordance with clause 12.21(c)(ii); and

(ii)	any evidence as to the validity and non-revocation of that authority as may be required by the Directors,

are lodged not less than 48 hours (or any shorter period as the Directors may permit) before the time for holding the meeting:

(iii)	at the place or electronic address specified for that purpose in the notice of the meeting or, if none, at the Registered Office; or

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(iv)	by the electronic means specified for that purpose in the notice of the meeting, as permitted by the Corporations Act.

(c)	For the purposes of this clause 12:

(i)	any document given by the electronic means specified in the notice of the meeting is duly lodged at the time the electronic communication is received by the Company; and

(ii)	subject to the Corporations Act, instead of signing or executing an instrument of appointment, a Member may electronically authenticate the appointment of a proxy or a corporate representative, provided that:

(A)	the Member is identified by personal details as required by the Company;

(B)	the Member’s approval of the information communicated to the Company is accompanied by a personal identification number or any other number provided by the Company; and

(C)	the Member complies with any other requirements of the Company.

12.22	Validity of proxies

(a)	A vote exercised in accordance with the terms of an instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite:

(i)	the previous death or mental incapacity of the principal;

(ii)	the revocation of the relevant instrument (or of the authority under which the instrument was executed) or the power of attorney; or

(iii)	the transfer of the Share in respect of which the instrument or power of attorney is given,

if no notice in writing of the death, mental incapacity, revocation or transfer has been received by the Company at its Registered Office before the commencement of the meeting at which the instrument or power of attorney is used.

(b)	A proxy is not revoked by the principal attending and taking part in the meeting, unless the principal actually votes on the resolution for which the proxy is proposed to be used.

12.23	Right of officers and advisers to attend general meeting

(a)	A Director who is not a Member is entitled to be present and to speak at any general meeting.

(b)	A Secretary who is not a Member is entitled to be present and, at the request of the Chairperson of the meeting, to speak at any general meeting.

(c)	Any other person (whether a Member or not) required by the Directors to attend any general meeting is entitled to be present and, at the request of the Chairperson of the meeting, to speak at that general meeting.

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12.24	Irregularities

Subject to any applicable law, a notice of, or act, matter or thing done or resolution passed at, a general meeting is not invalidated by:

(a)	the inability of any person entitled to receive notice of a general meeting under this clause 12 to access a document, including a notice of a general meeting or a proxy form; or

(b)	the non-receipt of document, notice of a general meeting or proxy form by, or a failure to give a document, notice of a general meeting or a proxy form to, any person entitled to receive notice of a general meeting under this clause 12 if:

(i)	the non-receipt or failure occurred by accident or error; or

(ii)	before or after the meeting, the person:

(A)	has waived or waives their right to receive notice of that meeting under this clause 12; or

(A)	has notified or notifies the Company in writing of the person’s agreement to that act, matter, thing or resolution.

13.	Minutes

(a)	The Company must keep minute books in which it records within 1 month of the date of the relevant proceeding or resolution:

(i)	proceedings and resolutions of meetings of the Members;

(ii)	proceedings and resolutions of Directors’ meetings and resolutions passed by Directors without a meeting; and

(iii)	resolutions passed by Members without a meeting.

(b)	Minutes may be made and kept in hard copy or in electronic form. An electronic form of the minute book must be able to be generated by a method which:

(i)	assures that the integrity of the information contained in the minute book is maintained, in accordance with the Corporations Act; and

(ii)	is readily accessible so as to be useable for subsequent reference.

(c)	The Company must ensure that minutes are signed (in hard copy or, as permitted by the Corporations Act, by electronic means) within a reasonable time after the date of the meeting or of the resolution being passed by:

(i)	the Chairperson of the meeting; or

(ii)	the Chairperson of the next meeting; or

(iii)	in the case of a resolution without a meeting, a Director.

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14.	Appointment, removal and remuneration of Directors

14.1	Number of Directors

There must be:

(a)	at least 3 Directors; and

(b)	not more than 10 Directors,

(not including alternate Directors) in office at all times, unless the Company resolves otherwise in general meeting. At least 2 of the Directors must ordinarily reside in Australia.

14.2	Appointment and removal

(a)	Subject to the Corporations Act and clause 14.1, the Company may at any time by resolution passed in general meeting:

(i)	appoint any person to be a Director; or

(ii)	remove any Director from office.

(b)	Subject to the Corporations Act and clause 14.1, the Directors may at any time appoint any person to be a Director.

(c)	A person appointed under clause 14.2(b) holds office until the end of the next annual general meeting following their appointment and is eligible for election at that meeting. This clause 14.2(c) does not apply to any Managing Director appointed under clause 14.2(b).

14.3	No Share qualification

Directors are not required to hold Shares.

14.4	Retirement at each annual general meeting

(a)	There must be an election of Directors at each annual general meeting.

(b)	Subject to clause 17.1 and only when the Company is admitted to a Financial Market, no Director may hold office for a period in excess of 3 years, or beyond the third annual general meeting following the Director’s election, whichever is the longer, without submitting himself or herself for re-election.

(c)	The following Director or Directors must retire at each annual general meeting, as applicable:

(i)	any Director required to retire under clause 14.4(b) and standing for re- election;

(ii)	any Director required to submit for election under clause 14.2(c); or

(iii)	if no person is standing for election or re-election under clauses 14.4(c)(i) or 14.4(c)(ii), then the Director who has been in office the longest since last being elected. Where 2 or more Directors were elected on the same day, the Director to retire will be decided by lot, unless the relevant Directors agree otherwise.

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(d)	Clauses 14.4(b) and 14.4(c) do not apply to the Managing Director.

(e)	A retiring Director is eligible for re-election without needing to give any prior notice of an intention to submit for re-election and holds office as a Director until the end of the meeting at which the Director retires.

(f)	No person other than a retiring Director or a Director vacating office under clause 14.2(c) is eligible to be elected a Director at any general meeting unless a written notice of the person’s nomination for election is given to the Company at least 35 Business Days (or in the case of a meeting that Members have requested the Directors to call, 30 Business Days) before the meeting.

14.5	Remuneration

(a)	Subject to clause 14.5(b) and the Listing Rules, the Directors are entitled to be paid for their services as Directors such annual fees as the Directors determine, provided the annual fees do not exceed in aggregate the maximum sum that is from time to time approved by the Members in a general meeting in accordance with the Listing Rules. This sum does not include remuneration in the form of share, option or other equity plans separately approved by the Members in a general meeting.

(b)	Clause 14.5(a) does not apply to the remuneration of the Managing Director and any other executive Directors. Remuneration payable by the Company to the Managing Director and any other executive Directors may be by way of salary, bonuses, or any other elements but must not include a commission on, or percentage of operating revenue.

(c)	The fees fixed under clause 14.5(a):

(i)	are divided among the Directors in the proportions and on the basis as they may agree or, if they cannot agree, equally among them;

(ii)	are inclusive of any superannuation contributions (whether provided under the superannuation guarantee or similar legislative scheme or otherwise); and

(iii)	are to be provided in the manner determined by the Board, which may include non-cash benefits. The Board must decide the manner in which the value of any non-cash benefits are to be calculated for the purposes of this clause 14.5.

(d)	The Directors are entitled to be paid or reimbursed (in accordance with the Company’s policies applicable to the reimbursement of management expenses) for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Directors, meeting of any committee of the Directors, general meeting of the Company or otherwise in connection with the business of the Company.

(e)	If, with the approval of the Directors, any Director performs extra services or makes any special exertions for the benefit of the Company, the Directors may approve the payment to that Director of special and additional remuneration as the Directors think fit, having regard to the value to the Company of the extra services or special exertions. Any remuneration paid under this clause 14.5(e) may be in addition to the fees paid in accordance with clause 14.5(a).

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14.6	Vacation of office

(a)	In addition to the circumstances in which the office of a Director becomes vacant:

(i)	under the Corporations Act;

(ii)	because of a resolution under clause 14.2(a)(ii) or

(iii)	under clause 14.4,

the office of a Director becomes vacant if the Director:

(iv)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the Law relating to mental health;

(v)	subject to the Corporations Act, resigns by notice in writing to the Company;

(vi)	dies;

(vii)	is absent (and not represented by an alternate Director) from meetings of the Directors for a continuous period of 6 months without special leave of absence from the Directors and the Board resolves that his or her office be vacated; or

(viii)	is an employee of the Company or a related body corporate of the Company (including a Managing Director) and ceases to be an employee of the Company or a related body corporate of the Company.

(b)	A Director whose office becomes vacant under clause 14.6(a)(viii) is eligible for reappointment or re-election as a Director of the Company.

14.7	Retiring allowance for Directors

(a)	Subject to the Corporations Act and the Listing Rules, the Company may:

(i)	make any payment or give any benefit to any Director or any other person in connection with the Director’s retirement, resignation from or loss of office or death while in office;

(ii)	make contracts or arrangements with a Director or a person about to become a Director of the Company under which the Director or any person nominated by the Director is paid or provided with a lump sum payment, pension, retiring allowance or other benefit on or after the Director or person about to become a Director ceases to hold office for any reason;

(iii)	make any payment under any contract or arrangement referred to in clause 14.7(a)(ii); and

(iv)	establish any fund or scheme to provide lump sum payments, pensions, retiring allowances or other benefits for:

(A)	Directors ceasing to hold office; or

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(B)	any person including a person nominated by the Director, in the event of the Director’s death while in office,

and from time to time pay to the fund or scheme any sum as the Company considers necessary to provide those benefits.

(b)	The Company may impose any conditions and restrictions under any contract, arrangement, fund or scheme referred to in clause 14.7(a) as it thinks proper.

(c)	The Company may authorise any subsidiary to make a similar contract or arrangement with the subsidiary’s directors and make payments under it or establish and maintain any fund or schemes, whether or not all or any of the directors of the subsidiary are also Directors of the Company.

15.	Powers and duties of Directors

15.1	Powers of Directors

(a)	Subject to the Corporations Act and this Constitution, the Directors are responsible for managing the business of the Company and may exercise all powers of the Company which are not required to be exercised by the Company in a general meeting by the Corporations Act or this Constitution.

(b)	Without limiting the generality of clause 15.1(a), the Directors may exercise all the powers of the Company to:

(i)	borrow or raise money;

(ii)	grant security over any property or business of the Company or all or any of its uncalled capital;

(iii)	pay interest on any debt due by the Company; and

(iv)	issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

15.2	Appointment of attorneys and representatives

(a)	The Directors may, by power of attorney or by general or specific appointment, appoint such person or persons to be an attorney or representative of the Company for the purposes, with the powers, authorities and discretions vested in or exercisable by the Directors for any period and subject to any conditions as they think fit.

(b)	Any appointment under clause 15.2(a) may be made on terms for the protection and convenience of persons dealing with any such attorney or representative as the Directors think fit and may also authorise an attorney or representative to delegate all or any of the powers, authorities and discretions vested in the attorney or representative.

15.3	Negotiable instruments and electronic payments

(a)	All negotiable instruments of the Company are to be executed by the persons and in the manner determined by the Directors from time to time.

(b)	All electronic payments by the Company are to be made or authorised in the manner determined by the Directors from time to time.

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16.	Proceedings of Directors

16.1	Proceedings

(a)	The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	A Director may at any time, and the Secretary must on the request of a Director, convene a meeting of the Directors.

(c)	Reasonable notice of the place, date and hour of every meeting of the Directors must be given to every Director. Where any Director is for the time being outside Australia, notice need only be given to that Director if contact details have been given, but notice must always be given to any alternate Director in Australia whose appointment by that Director is for the time being in force.

16.2	Use of Meeting Technology

The Directors may hold a valid meeting using Meeting Technology, and in that case:

(a)	the participating Directors are taken for all purposes to be present at the meeting while so participating;

(b)	subject to the Corporations Act, the meeting is taken to be held at the place where the Chairperson of the meeting is and at the time at that place; and

(c)	all proceedings of the Directors conducted in that manner are as valid and effective as if conducted at a meeting at which all of them were present in person.

16.3	Quorum at meetings

At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is the number determined by the Directors and, if not so determined, is 2 Directors entitled to vote.

16.4	Chairperson of Directors

(a)	The Directors may elect 1 of their number as their Chairperson and may decide the period during which the Chairperson is to hold that office.

(b)	Where a meeting of Directors is held and:

(i)	a Chairperson has not been elected as provided by clause 16.4(a); or

(ii)	the Chairperson is not present (in person or virtually, as applicable) within 15 minutes of the time appointed for the holding of the meeting or is unwilling to act as chair,

the Directors present must elect 1 of their number to chair the meeting.

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(c)	Where a person is appointed to chair a meeting under clause 16.4(b), in relation to that meeting, references to the Chairperson in this Constitution include a reference to that person.

16.5	Proceedings at meetings

(a)	Subject to this Constitution, questions arising at a meeting of Directors are decided by a majority of votes of Directors present in person or by their alternate Director (if any) and voting and for all purposes any such decision is taken to be a decision of the Directors.

(b)	In the case of an equality of votes, the Chairperson of the meeting does not have a second or casting vote in addition to the Chairperson’s deliberative vote.

16.6	Disclosure of interests

(a)	A Director is not disqualified by the Director’s office from contracting with the Company in any capacity.

(b)	A contract or arrangement made by the Company with a Director or in which a Director is in any way directly or indirectly interested may not be avoided merely because the Director is a party to or interested in it.

(c)	A Director is liable to account to the Company for any profits derived in respect of a matter in which the Director has a material interest, merely because of the Director’s office or the fiduciary relationship it entails, unless the Director:

(i)	declares the Director’s interest in the matter as soon as practicable after the relevant facts come to the Director’s knowledge; and

(ii)	does not breach this Constitution or the Corporations Act in relation to the matter.

(d)	A general notice stating:

(i)	that the Director is an officer or member of a specified body corporate or firm; and

(ii)	the nature and extent of the Director’s interest in that body corporate or firm in a matter involving the Company and that body corporate or firm,

is sufficient declaration of the Director’s interest, provided the extent of that interest is at the time of first consideration of the matter by the Directors no greater than was stated in the notice.

(e)	Except as permitted by the Corporations Act and the Listing Rules, a Director must not:

(i)	participate in and vote at; or

(ii)	be present while the matter is being considered,

at a meeting of the Directors at which there is considered any matter in which the Director has a direct or indirect material interest or any lesser interest.

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(f)	Subject to compliance with this clause 16.6 and the Corporations Act, a Director who is interested in any contract or arrangement is not prevented from signing, affixing or witnessing the affixing of a seal to the document evidencing the contract or arrangement by virtue of that interest.

16.7	Alternate Directors and attendance by proxy

(a)	A Director may:

(i)	with the approval of a majority of the other Directors, appoint a person (whether a Member of the Company or not); or

(ii)	without the need for the approval of the other Directors, appoint another Director,

to be an alternate Director in the Director’s place during any period that the Director thinks fit.

(b)	An alternate Director is entitled to receive notice of meetings of the Directors and, if the appointor is not present at such a meeting, is entitled to attend, participate and vote in the Director’s stead.

(c)	An alternate Director may exercise all the powers and perform all the duties of the appointor, except the power to appoint an alternate Director. The exercise of any power by the alternate Director is as officer of the Company and not as agent of the appointor and the alternate Director is responsible to the Company for his or her own acts and omissions.

(d)	Where the alternate is another Director, that Director is entitled to cast a deliberative vote on the Director’s own account and on account of each person for whom the Director has been appointed as an alternate Director.

(e)	The appointment of an alternate Director:

(i)	may be terminated or suspended at any time by the appointor even if the period of the appointment of the alternate Director has not expired; and

(ii)	terminates automatically if the appointor vacates office as a Director.

(f)	An appointment or the termination or suspension of an appointment of an alternate Director is effected by delivery of a written notice signed by the appointor to the Company. Delivery may be by post or any electronic means approved by the Board.

(g)	Except for reimbursement of expenses in accordance with clause 14.5(d), an alternate Director is not entitled to receive additional remuneration for acting as alternate Director, except to the extent that the Directors otherwise determine. Any additional remuneration that is paid to an alternate Director must be deducted from the remuneration of the appointor.

(h)	An alternate Director is not taken into account in determining the number of Directors or rotation of Directors.

(i)	A Director may attend and vote by proxy at any meeting of the Directors provided that such proxy is a Director of the Company and has been appointed in writing signed by the appointing Director. Such appointment may be general or for any particular meeting or meetings.

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16.8	Vacancies

If the number of Directors is reduced below the minimum set by the Corporations Act:

(a)	for so long as their number is sufficient to constitute a quorum, the remaining Directors may act; and

(b)	if the number of remaining Directors is not sufficient to constitute a quorum, the remaining Director or Directors may act only for the purpose of increasing the number of Directors to the minimum number required under this Constitution to constitute a quorum or for calling a general meeting, but for no other purpose.

16.9	Committees

(a)	The Directors may delegate any of their powers, other than the power of delegation, to a committee or committees consisting of any number of them and such other persons as the Directors from time to time think fit.

(b)	A committee to which any powers have been delegated must exercise the delegated powers in accordance with any directions of the Directors. A power so exercised is taken to be exercised by the Directors.

(c)	Clauses 16.1, 16.2, 16.4 and 16.5 apply to any committee as if each reference in those clauses to the Directors was a reference to the members of the committee and each reference to a meeting of Directors were to a meeting of the committee.

(d)	Subject to clause 16.10(c), minutes of all the proceedings and decisions of every committee must be made, entered and signed in the same manner in all respects as minutes of proceedings of the Directors are required by the Corporations Act to be made, entered and signed.

16.10	Written resolutions

(a)	If a document:

(i)	states that the signatories to it are in favour of a resolution;

(ii)	sufficiently identifies the terms of the resolution; and

(iii)	is signed by all the Directors entitled to vote on that resolution,

a resolution in those terms is taken to be passed at a meeting of the Directors held at the time when the document was signed by the last Director to do so.

(b)	For the purposes of clause 16.10(a):

(i)	2 or more separate documents containing statements in identical terms each being signed by 1 or more Directors together are taken to constitute 1 document containing a statement in those terms signed by those Directors on the respective days on which they signed the separate documents;

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(ii)	a reference to all the Directors does not include a reference to an alternate Director whose appointor has signed the document, but an alternate Director may sign the document in the place of the appointor; and

(iii)	a signed document may be sent to the Company by an email or other electronic communication which is expressed to be sent by or on behalf of a Director or alternate Director. The document is taken to be signed by that Director or alternate Director at the time the Company receives the email or communication in legible form.

(c)	Where a committee consists of 1 Director only, a document signed by that Director and recording a decision of the committee is valid and effective as if it were a decision made at a meeting of that committee and that document constitutes a minute of that decision.

16.11	Minutes

Minutes of Directors’ meetings and resolutions passed by Directors without a meeting must be kept in accordance with clause 13.

16.12	Defects in appointments

(a)	All acts done by any meeting of the Directors, committee of Directors, or person acting as a Director are as valid as if each person was duly appointed and qualified to be a Director or a member of the committee.

(b)	Clause 16.12(a) applies even if it is afterwards discovered that there was some defect in the appointment of a person to be a Director or a member of a committee or to act as a Director or that a person so appointed was disqualified.

17.	Managing Director

17.1	Power to appoint Managing Director

(a)	The Directors may appoint a Director to the office of Managing Director for the period and on the terms they think fit, including the grant of power for the Managing Director to delegate all or part of his or her authorities to another Director during any temporary absence.

(b)	Subject to the terms of any agreement entered into in a particular case, the Directors may at any time revoke any appointment of a Managing Director.

(c)	The Managing Director’s appointment automatically terminates if the Managing Director ceases for any reason to be a Director.

(d)	Clause 14.2(c) and, subject to clause 17.1(a), clause 14.4 do not apply to a Managing Director.

17.2	Delegation of powers to Managing Director

(a)	The Directors may, on the terms and conditions and with any restrictions as they think fit, confer on the Managing Director any of the powers exercisable by them.

(b)	Any powers so conferred may be concurrent with the powers of the Directors.

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(c)	The Directors may at any time withdraw or vary any of powers conferred on the Managing Director under clause 17.2(a).

18.	Secretaries and other officers

18.1	Secretaries

(a)	There must be at least 1 Secretary who ordinarily resides in Australia in office at all times, appointed by the Directors. A Secretary of the Company holds office on the terms and conditions, as to remuneration and otherwise, as the Directors decide.

(b)	A person must give the Company a signed written consent to act as Secretary before being appointed as a Secretary.

(c)	The Directors may at any time terminate the appointment of a Secretary.

18.2	Other officers

(a)	The Directors may from time to time:

(i)	create any other position or positions in the Company with the powers and responsibilities as the Directors may from time to time confer; and

(ii)	appoint any person, whether or not a Director, to any position or positions created under clause 18.2(a)(i) for the period and on the terms as the Directors decide.

(b)	The Directors at any time may terminate the appointment of a person holding a position created under clause 18.2(a)(i) and may abolish the position.

19.	Execution of documents

(a)	The Company may execute documents (including deeds) in any way permitted by Law.

(b)	The Company may have a common seal, a duplicate common seal and 1 or more other seals for specific purposes, each appropriately identified on its face.

(c)	If the Company has a seal, it may execute documents (including deeds) by fixing the seal to the document where the fixing of the seal is witnessed by:

(i)	2 Directors of the Company; or

(ii)	at least 1 Director and either a Secretary or a person authorised by the Directors to witness the fixing of the seal.

(d)	Subject to the Corporations Act and any other Law, the witnessing of the fixing of the seal to a document may be effected electronic means.

(e)	A seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the seal.

(f)	This clause 19 does not limit the ability of the Directors to authorise a person who is not an officer of the Company to execute a document (including a deed) for and on behalf of the Company.

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20.	Inspection of records

20.1	Inspection of records

(a)	The Directors may, subject to the Corporations Act, decide whether and to what extent, at which time and places and under what conditions, the accounting and other books and records of the Company will be open to inspection by Members.

(b)	A Member other than a Director has no right to inspect any document of the Company except as provided by Law or as authorised by the Directors.

21.	Dividends, reserves and distributions

21.1	Power to pay Dividends

(a)	Subject to the Corporations Act and to any special rights or restrictions attached to any Shares, the Directors may resolve to:

(i)	pay any Dividend they think appropriate; and

(ii)	fix the time for payment.

(b)	The Directors may rescind a decision to pay a Dividend if, before the payment date, they decide that it is no longer appropriate to make the payment.

(c)	The Company must not pay interest on unpaid Dividends.

21.2	Crediting of Dividends

(a)	Subject to any special rights or restrictions attached to any Shares and clause 8.1(c), every Dividend:

(i)	must be paid equally on all fully paid Shares (which were fully paid for the entire period to which the Dividend relates); and

(ii)	for all partly paid Shares and Shares which were not fully paid for the entire period to which the Dividend relates, must be apportionable and paid proportionately to the amounts paid for the Shares during any part or parts of the period in respect of which the Dividend is paid.

(b)	Unless the Directors decide otherwise, an amount paid on a Share in advance of a call is not taken for the purposes of clause 21.2(a) to be paid on the Shares.

(c)	Subject to any special rights or restrictions attached to any Shares, the Directors may from time to time resolve that Dividends are to be paid out of a particular source or particular sources, and where the Directors so resolve, they may, in their absolute discretion:

(i)	allow any Member to elect from which specified sources that particular Member’s Dividend may be paid by the Company; and

(ii)	where such elections are permitted and a Member fails to make such an election, the Directors may, in their absolute discretion, identify the particular source from which Dividends are payable.

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21.3	Reserves

(a)	The Directors at their discretion may, at any time, set aside out of the profits of the Company as reserves any sums as they think proper, which sums may be applied for any proper purpose.

(b)	The reserves may either be employed in the business of the Company or be placed in any investments as the Directors decide.

(c)	The Directors may, without placing them to any reserve, carry forward any profits which they may think prudent not to distribute by way of Dividend.

21.4	Deduction of unpaid amounts

The Directors may deduct from any Dividend payable to a Member all sums of money presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

21.5	Distribution in kind

(a)	The Directors may by resolution, direct payment of any Dividend wholly or partly by the distribution of specific assets, including, without limitation, paid up Shares in the Company or other securities or debentures of the Company or any other body corporate.

(b)	Where a difficulty arises in regard to a distribution under clause 21.5(a) the Directors may:

(i)	settle the matter as they think fit and fix the value for distribution of the specific assets or any part of those assets;

(ii)	decide that cash payments are to be made to any Member or Members on the basis of the value so fixed in order to adjust the rights of all parties; or

(iii)	vest any specific assets in trustees.

21.6	Payment of distributions

(a)	Any Dividend, interest or other money payable in cash in respect of Shares may be paid, at the Directors discretion and at the sole risk of the intended recipient:

(i)	by cheque sent through the post directed to:

(A)	the address of the Member as shown in the Register or, in the case of joint holders, to the address shown in the Register as the address of the joint holder first named in that Register; or

(B)	to any other address as the Member or joint holders in writing directs or direct; or

(ii)	by electronic funds transfer to an account with a bank or other financial institution nominated in writing by the Member and acceptable to the Company; or

(iii)	by any other means determined by the Directors.

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(b)	The Directors may decide to use different payment methods for different Members.

(c)	Subject to the Corporations Act, all unclaimed Dividends may be invested or otherwise used by the Directors for the benefit of the Company until claimed, or may be disposed of according to Law.

22.	Capitalisation of profits

22.1	Capitalisation

The Directors may resolve:

(a)	to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account or otherwise available for distribution to Members; and

(b)	that the sum be applied, in any of the ways mentioned in clause 22.2, for the benefit of Members in full satisfaction of their interest in the capitalised sum, in the proportions to which those Members would have been entitled in a distribution of that sum by way of Dividend or, if there is no such proportional entitlement, as the Directors determine.

22.2	Manner in which sums applied

The ways in which a sum may be applied for the benefit of Members under clause 22.1(b) are:

(a)	in paying up any amounts unpaid on the Shares held by the Members;

(b)	in paying up in full unissued Shares or debentures or debenture stock to be issued to Members as fully paid;

(c)	partly as mentioned in clause 22.2(a) and partly as mentioned in clause 22.2(b);

(d)	in accordance with any bonus share plan adopted by the Company; or

(e)	any other application permitted by the Corporations Act.

22.3	Participation by holders of partly paid Shares

Where the conditions of issue of a partly paid Share so provide, the holder may participate in any application of a sum under clause 22.2 to a greater extent than would have been the case had those funds been distributed by Dividend, but not to any greater extent than permitted by the terms of issue.

22.4	Powers of Directors

The Directors must do all things necessary to give effect to a resolution referred to in clause 22.1 and, in particular, to the extent necessary to adjust the rights of the Members amongst themselves, may:

(a)	fix the value for distribution of the specific assets or any part of those assets;

(b)	make cash payments in cases where Shares or debentures or debenture stock become issuable in fractions, or determine that fractions may be disregarded;

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(c)	vest any cash or specific assets in trustees on trust for the persons entitled as they think fit; or

(d)	authorise any person to make an agreement with the Company on behalf of all the Members entitled to any further Shares or debentures or debenture stock on the capitalisation providing for:

(i)	the issue to them of any further Shares or debentures or debenture stock, credited as fully paid up; or

(ii)	the payment by the Company on their behalf of all or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority is effective and binding on all the Members concerned.

23.	Dividend reinvestment and Share plans

23.1	Directors may establish plans for Members

The Directors may establish 1 or more plans under which each participating Member may elect, as provided in the plan:

(a)	that Dividends to be paid in respect of some or all of the Shares from time to time held by the Member may be satisfied by the issue of fully paid ordinary Shares;

(b)	that Dividends are not to be determined or paid in respect of some or all of the Shares from time to time held by the Member, but that the Member is to receive fully paid ordinary Shares or some other form of distribution as the Directors determine; or

(c)	such other options as the Directors consider appropriate, and the Directors may vary, suspend or terminate any such plan.

23.2	Implementing plans

Any such plan has effect in accordance with its terms and the Directors may do all things necessary and convenient for the purpose of implementing the plan, including, subject to applicable Law, making each issue of Shares and each necessary appropriation, capitalisation, application, payment and distribution of funds.

23.3	Where not all Members or holders participate

For the purpose of giving effect to any such plan, the appropriations, capitalisations, applications, payments and distributions authorised by clause 23.2 may be made and the powers of the Directors under this clause 23 may be exercised (with such adjustments as may be required) even if only some of the Members or holders of Shares of any class participate.

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23.4	Information and advice to Members

(a)	In offering opportunities to Members to participate in any such plan, the Directors may give such information as in their opinion may be useful to assist Members in assessing the opportunity.

(b)	The Directors, the Company and its officers are not responsible for, nor are they obliged to provide, any legal, taxation or financial advice in respect of the choices available to Members.

23.5	Limit on Directors’ obligations

The Directors are under no obligation:

(a)	to admit any Member as a participant in any such plan; nor

(b)	to comply with any request made by a Member who is not admitted as a participant in any such plan.

23.6	Equity incentive plans

(a)	The Board may establish equity incentive plans on the terms that they decide, under which securities of the Company or of a related body corporate are issued to, or held for the benefit of, any Directors (including non-executive Directors) or senior executives of the Company, any employees or service providers of the Company or of a related body corporate, or certain related persons of the primary participant, being any person defined as a related person by section 1100L(1)(b) of the Corporations Act.

(b)	Subject to the discretion of the Board, the rules of the equity incentive plan and applicable Law, securities may be issued to or held for the benefit of a nominee with which a Director, senior executive, employee, service provider or related person of the primary participant is associated.

(c)	The Board may amend, suspend or terminate an equity incentive plan at any time.

(d)	For the purposes of section 1100V of Division 1A of Part 7.12 of the Corporations Act, the issue cap percentage for the Company is 15%.

23.7	Duties and powers of Directors

In establishing and maintaining any plan, the Directors must act in accordance with the provisions of this Constitution and may exercise all or any of the powers conferred upon them by the terms of any such plan, by this Constitution or by the Corporations Act.

24.	Notices

24.1	Definition

In this clause, Notice means any notice, document or other communication to be given to a Member, including any notice, document or communication that is required or permitted to be given (whether the expression give, send or serve or any similar expression is used) to a Member under the Corporations Act or this Constitution.

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24.2	How Notice is to be given

(a)	A Member may, by written notice to the Secretary left at or sent to the Registered Office, require that all Notices to be given by the Company or the Directors be served on the Member’s representative at an address specified in the notice.

(b)	A Notice may be given by the Company to any Member by:

(i)	serving it on the Member personally;

(ii)	properly addressing, prepaying and posting the Notice to the Member or leaving it at the Member’s address as shown in the Register or the address supplied by the Member to the Company for the giving of Notices;

(iii)	serving it in any manner contemplated in this clause 24.2 on a Member’s representative as specified by the Member in a notice given under clause 24.2(a);

(iv)	sending it to the Member by any electronic means permitted by the Corporations Act, including by providing an electronic link to the Notice; or

(v)	giving it by any other means permitted or contemplated by this clause 24 or the Corporations Act.

24.3	When Notice is given

A Notice is deemed to be given by the Company and received by the Member:

(a)	if delivered in person, when delivered to the Member;

(b)	if posted, on the day after the date of posting to the Member, whether delivered or not; or

(c)	if sent by electronic means, 2 hours after the time it was sent to the Member, as recorded in the sender’s system, unless the sender receives, within that time period, an automatic notification (other than an out of office message) indicating that the electronic communication has not been delivered, but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (recipient’s time), it is deemed to have been received at 9.00 am (recipient’s time) on the next Business Day.

24.4	Notice of and documents for general meeting

(a)	Notice of every general meeting must be given in the manner authorised by clause 24.2:

(i)	subject to clause 25.1, to every Member and Director;

(ii)	to every person entitled to a Share in consequence of the death, mental incapacity or bankruptcy of a Member who, but for the death or bankruptcy, would be entitled to receive Notice of the meeting; and

(iii)	to any auditor of the Company.

(b)	No other person is entitled to receive Notice of a general meeting.

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25.	Joint holders

25.1	Notice to be given by joint holders

Joint holders of a Share must give to the Company notice of:

(a)	a single address for the purpose of all notices to be given by the Company under clause 24.2, and for the payment of Dividends and the making of distributions in accordance with this Constitution; and

(b)	a single account for the payment of money by electronic funds transfer in accordance with clause 21.6(a)(ii), if so desired, in respect of that Share.

25.2	Effect of giving notice

Where the Company receives notice under clause 25.1, the giving of notice, the payment of Dividends or the making of distributions, to the address or account so notified is deemed given, paid or made to all joint holders of the relevant Share.

25.3	Failure to give notice

Where joint holders of a Share fail to give notice to the Company in accordance with clause 25.1, the Company may give notice, pay Dividends and make distributions to the address of the joint holder whose name first appears in the Register.

25.4	Receipts

Any of the joint holders of a Share may give effective receipt for all Dividends and payments in respect of the Share.

26.	Winding up

26.1	Where assets insufficient to repay paid up capital

If the Company is wound up and the assets available for distribution among the Members are insufficient to repay the whole of the paid up capital, the assets must be distributed so that, as nearly as may be, the losses are borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively.

26.2	Where assets sufficient to repay paid up capital

If, in a winding up, the assets available for distribution among the Members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess must be distributed among the Members in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the Shares held by them respectively.

26.3	Powers of liquidator

If the Company is wound up, the liquidator may:

(a)	with the sanction of a special resolution, divide among the Members in kind the whole or any part of the property of the Company;

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(b)	for that purpose set a value as the liquidator considers fair on any property to be so divided; and

(c)	decide how the division is to be carried out as between the Members or different classes of Members.

26.4	Vesting of property in trustees

The liquidator may, with the sanction of a special resolution, vest the whole or any part of any property in trustees on any trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any Shares or other securities in respect of which there is any liability.

27.	Indemnity and insurance

27.1	Definition

In this clause Officer has the meaning given in section 9 of the Corporations Act.

27.2	Company must indemnify Officers

To the full extent permitted by Law and without limiting the powers of the Company, the Company may indemnify any person who is or has been an Officer of the Company, or of a related body corporate of the Company against all losses, liabilities, damages, costs, charges and expenses of any kind incurred by the Officer as an officer of the Company or of a related body corporate.

27.3	Documentary indemnity and insurance policy

To the extent permitted by the Corporations Act and any applicable Law and without limiting the powers of the Company, the Directors may authorise the Company to, and the Company may, enter into any:

(a)	documentary indemnity in favour of; or

(b)	insurance policy for the benefit of,

a person who is, or has been, an Officer of the Company or of a related body corporate of the Company, which indemnity or insurance policy may be in such terms as the Directors approve and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy.

28.	Restricted Securities

28.1	Definitions

In this clause 28, “dispose” (and any other grammatical forms of it), “securities”, “class”, “issuer-sponsored subregister”, “holding lock” and “restriction deed” have the meaning given by the Listing Rules.

28.2	Compliance with Listing Rules

A holder of Restricted Securities must not dispose of, or agree or offer to dispose of, the securities during the escrow period applicable to those securities, except as permitted by the Listing Rules or Financial Market.

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28.3	Holding lock

If the Restricted Securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer-sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those securities.

28.4	Disposals during escrow period

The Company will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of Restricted Securities during the escrow period applicable to those securities except as permitted by the Listing Rules or Financial Market.

28.5	Return of capital

A holder of Restricted Securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the Listing Rules or Financial Market.

28.6	Breach of restriction deed or Constitution

If a holder of Restricted Securities breaches a restriction deed or a provision of the Constitution restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those securities for so long as the breach continues.

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Schedule 1 – Preference Share Terms of Issue

1.	Definitions

The following definitions apply to this Schedule:

Dividend Date means, in relation to a Preference Share, a date specified in the Issue Resolution on which a dividend in respect of that Preference Share is payable, and in relation to Redeemable Preference Shares, includes the Redemption Date;

Dividend Rate means, in relation to a Preference Share, the terms specified in the Issue Resolution for the calculation of the amount of Dividend to be paid in respect of that Preference Share on any Dividend Date, which may be fixed or calculated wholly or partly by reference to a formula;

Issue Resolution means the Board resolution to issue a Preference Share referred to in item 2 of this Schedule;

Preference Share means a Share issued as a preference Share under clause 2.2(a) of the Constitution;

Redeemable Preference Share means a Preference Share which is, at the option of the Company or the holder or both, liable to be redeemed;

Redemption Amount means, in relation to a Redeemable Preference Share, the amount specified in the Issue Resolution as the amount to be paid on redemption of the Redeemable Preference Share;

Redemption Date means, in relation to a Redeemable Preference Share, the date specified in the Issue Resolution for the redemption of that Preference Share, which may include a formula for ascertaining the date for redemption upon the occurrence of certain events; and

Terms of Issue means these terms of issue and the terms set out in the Issue Resolution for a Preference Share.

2.	Issue Resolution

In order to issue a Preference Share, the Board must pass an Issue Resolution which specifies:

(a)	the Dividend Date;

(b)	the Dividend Rate;

(c)	whether, and the extent to which, the dividend is a franked dividend for the purposes of the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth), and if the dividend is not franked, any consequences of that;

(d)	the priority over other classes of Shares with respect to payment of dividends and repayment of capital;

(e)	whether the Preference Shares is a Redeemable Preference Share, and if so, the Redemption Amount and Redemption Date; and

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(f)	such other terms as the Board may determine.

3.	Preference Share rights

Each Preference Share confers the following rights on its holder, subject to the Corporations Act and the Listing Rules:

(a)	the right to receive a dividend at the Dividend Rate on the Dividend Date:

(i)	subject to any conditions specified in the Issue Resolution, which may include conditions in which no dividend is payable or on which the right to a dividend is changed upon the occurrence of certain events;

(ii)	which is non-cumulative unless, and to the extent that, the Issue Resolution states otherwise;

(iii)	which will rank for payment:

(A)	in priority to any dividend payment on ordinary Shares and in priority to any other class of Shares over which the Issue Resolution gives it priority, and

(B)	equally or behind any other class of Shares or Preference Shares where the Issue Resolution gives it that ranking;

(b)	if the Issue Resolution so provides, the right to participate with the Shares in Dividends in addition to the preferential dividend;

(c)	unless otherwise determined in the Issue Resolution, no rights to participate in the profits or assets of the Company except as otherwise provided for in the Terms of Issue; and

(d)	the rights on a winding up of the Company specified in item 4 of this Schedule.

4.	Rights on winding up of the Company

Each Preference Share confers on its holder the following rights on a winding up of the Company, subject to the Corporations Act:

(a)	the right to payment of the amount of any dividend accrued but unpaid on that Preference Share at the commencement of the winding up, whether earned or determined or not:

(i)	in priority to ordinary Shares; and

(ii)	with the same priority or ranking in relation to other classes of Shares and Preference Shares that applies in relation to payment of dividends, unless the Issue Resolution provides otherwise;

(b)	the right to payment of the capital for the time being paid up (or agreed to be considered as paid) on that Preference Share and any arrears of Dividends declared but unpaid in respect of that Preference Share:

(i)	in priority to ordinary Shares; and

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(ii)	with the same priority or ranking in relation to other classes of Shares and Preference Shares that apply in relation to the payment of dividends on that Preference Share, unless the Issue Resolution provides otherwise;

(c)	the right to payment of any further amount out of the surplus assets and profits of the Company:

(i)	in priority to ordinary Shares; and

(ii)	with the same priority or ranking in relation to other classes of Shares and Preference Shares that applies in relation to payment of dividends, unless the Issue Resolution provides otherwise.

5.	Rights to attend meetings and voting rights

(a)	Holders of Preference Shares have the same rights as Members to:

(i)	receive notices of general meetings, reports and accounts of the Company; and

(ii)	attend and be heard at general meetings,

but do not have the right to vote at general meetings except as set out in item 5(b) of this Schedule.

(b)	Holders of Preference Shares have the right to vote at general meetings:

(i)	on a proposal:

(A)	to reduce the Company’s share capital;

(B)	that affects rights attached to Preference Shares;

(C)	to wind up the Company; or

(D)	to dispose of all or substantially all of the Company’s property, business and undertaking;

(ii)	on a resolution to approve the terms of a buy-back agreement;

(iii)	during a period in which a Dividend or part of a Dividend in respect of the Preference Share is in arrears; or

(iv)	on any question considered at a meeting held during the winding up of the Company.

6.	Redemption rights

(a)	A holder of a Redeemable Preference Share has the right to require the Company to redeem it in accordance with the Terms of Issue.

(b)	Subject to the Corporations Act, a Redeemable Preference Share must be redeemed on the Redemption Date and the Company must pay to the holder the Redemption Amount by cheque, electronic funds transfer or in any other way agreed by the holder and the Company.

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7.	Conversion to ordinary Shares

Subject to the Corporations Act:

(a)	a Preference Share which may be converted into an ordinary Share, at the time of conversion:

(i)	has the same rights as a fully paid ordinary Share; and

(ii)	ranks equally with other fully paid ordinary Shares on issue; and

(b)	the conversion does not constitute the cancellation, redemption or termination of the Preference Share or the issue or creation of new Shares, but has the effect of varying the status of, and the rights attaching to, the Preference Shares.

8.	Amendment

Subject to complying with all applicable laws, the Company may, without the consent of holders of Preference Shares, amend or add to the Terms of Issue of Preference Shares, if in the Company’s opinion the amendment is:

(a)	of a formal, minor or technical nature;

(b)	required to correct a manifest error;

(c)	made to comply with the Act, the Listing Rules, any Financial Market requirement or recommendation, or any other applicable law; or

(d)	not likely to materially prejudice any holders of Preference Shares.

9.	Variation of rights

Subject to item 8 of this Schedule, the rights attaching to Preference Shares may only be varied or cancelled in accordance with clause 2.3(b) of this Constitution.